Exhibit 99.1

Corvus Gold Expands Royalty Portfolio with Transaction on its Non-Core, Chisna Alaska Asset

VANCOUVER, April 7, 2016 /CNW/ - Corvus Gold Inc. ("Corvus" or the "Company") - (TSX: KOR, OTCQX: CORVF) announces that its wholly owned Alaskan subsidiary, Raven Gold Alaska Inc. ("Raven"), has signed an agreement with Millrock Resources Inc. ("Millrock") on the Company's non-core Chisna project asset in Alaska.  The ownership of the project is being sold for cash and a retained net smelter return ("NSR") royalty.  Cash from the transaction will be used to fund ongoing exploration of the North Bullfrog project in Nevada.

The Chisna sale will augment the royalty portfolio established by the Company over the past 12 months. It is intended to provide shareholders with additional exposure to potential future gold discoveries and potential production at no cost as well as providing a funding stream for the ongoing Nevada exploration programs.

A summary of the sale transaction is listed below:

•	Cash at closing: USD $25,000
•	Corvus is granted a retained NSR royalty of 1% on precious metals and 1% on base metals

Jeff Pontius, Corvus' CEO, stated: "The continued expansion of the Corvus royalty portfolio is intended to provide shareholders with exposure to future discoveries with production potential while minimizing dilution and cost risk associated with non-core assets.  Chisna is an exciting gold and copper project in an underexplored, prospective area. Partnering with a quality exploration group, with extensive experience in Alaska, offers Corvus shareholders potential for future zero cost gold production.  The transaction will also provide cash for Corvus' continuing exploration on its new Nevada, high-grade, gold-silver discovery at North Bullfrog."

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration company, which is focused on advancing its 100% controlled Nevada, North Bullfrog project.  In addition, the Company retains a number of royalties on other North American exploration properties representing a spectrum of gold, silver and copper projects.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
Chairman and Chief Executive Officer

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, "forward-looking statements") within the meaning of applicable Canadian and US securities legislation.  All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the use of cash from the transaction for exploration at North Bullfrog, intended benefits to Corvus shareholders, potential for the Chisna project to expand, potential no cost gold production for shareholders from the Chisna retained royalty, management continuing to look for opportunities to build royalty portfolio and fund exploration through the sale of non-core assets, anticipated content, commencement and cost of exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the potential for any mining or production at North Bullfrog, the potential for the Company to secure or receive any royalties in the future, business and financing plans and business trends, are forward-looking statements.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events.  The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, failure to receive required regulatory approvals, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company's latest interim Management Discussion and Analysis and filed with certain securities commissions in Canada.  All of the Company's Canadian public disclosure filings may be accessed via www.sedar.com and readers are urged to review these materials, including the technical reports filed with respect to the Company's mineral properties.

This press release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.

SOURCE Corvus Gold Inc.

%CIK: 0001507964

For further information: Ryan Ko, Investor Relations, Email: info@corvusgold.com, Phone: 1-844-638-3246 (toll free) or (604) 638-3246 / Fax: (604) 408-7499

CO: Corvus Gold Inc.

CNW 18:22e 07-APR-16